     As filed with the Securities and Exchange Commission on June 27, 1997.

                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            AURORA ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                        75-1539534
-------------------------------                       -------------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

                          9477 WAPLES DRIVE, SUITE 150
                           SAN DIEGO, CALIFORNIA 92121
                                 (619) 552-1213
               (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)

                                 ---------------

                                  Jim C. Cowart
                      Chairman and Chief Executive Officer
                          9477 Waples Drive, Suite 150
                           San Diego, California 92121
                                 (619) 552-1213

                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                 ---------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [X]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                          CALCULATION OF REGISTRATION FEE

======================================================================================
TITLE OF EACH CLASS     AMOUNT     PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
   OF SECURITIES         TO BE      OFFERING PRICE       AGGREGATE        REGISTRATION
 TO BE REGISTERED     REGISTERED     PER SHARE(1)     OFFERING PRICE(1)        FEE
--------------------------------------------------------------------------------------
   Common Stock,
  $.03 par value        235,116      $1.625(2)          $382,064(2)            $116
======================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.

(2) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the closing sales price per share of Aurora Electronics, Inc. common stock, $.03 par value per share, on June 23, 1997, as reported by the American Stock Exchange.

                                ---------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BE COME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            AURORA ELECTRONICS, INC.

                         235,116 SHARES OF COMMON STOCK

                      ------------------------------------

         This Prospectus relates to an offering of up to 235,116 shares of common stock, $.03 par value per share (the "Common Stock"), of Aurora Electronics, Inc., a Delaware corporation (the "Company" or "Aurora"), acquired pursuant to that certain Agreement and Plan of Merger dated March 31, 1997 by and among the Company, Aurora Electronics Group, Inc., a California corporation and wholly-owned subsidiary of the Company ("AEG"), MicroLine, Inc., a New Jersey corporation ("MicroLine"), and the stockholders of MicroLine (namely, Thomas M. Peck, Anthony Duca, and David and Adrienne Peck, who are collectively referred to herein as the "Selling Stockholders").

         The Common Stock being registered is being offered for the account of the Selling Stockholders. See "Selling Stockholders." The Company will not receive any proceeds from the sale of shares of Common Stock offered hereby. The shares may be offered in transactions on the American Stock Exchange, in negotiated transactions, or through a combination of such methods of distribution, at prices relating to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

         The Common Stock is quoted on the American Stock Exchange under the symbol "AUR". The shares of Common Stock offered hereby have been approved for listing on the American Stock Exchange. On June 23, 1997 the last sale price of the Common Stock, as reported on the American Stock Exchange, was $1.625 per share.

                      ------------------------------------

                  THIS OFFERING INVOLVES A HIGH DEGREE OF RISK.
                 SEE "RISK FACTORS" COMMENCING ON PAGE 4 HEREOF.

                      ------------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                      TO THE CONTRARY IS A CRIMINAL OFFENSE

                      ------------------------------------

         No dealer, salesman, or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to by, any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, such securities in any circumstances in which such offer or solicitation is unlawful.

                      ------------------------------------

                  The date of this Prospectus is June 27, 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements, and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, information statements, and other information filed by the Company with the Commission pursuant to the requirements of the Exchange Act may be inspected and copied at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004 and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Los Angeles Regional Office, 5670 Wilshire Blvd., Los Angeles, California 90036. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company is a publicly held corporation and its Common Stock is traded on the American Stock Exchange under the symbol "AUR". Reports, proxy statements, information statements, and other information can also be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881. The Commission maintains a Web site that contains reports, proxy statements, information statements, and other information regarding the Company. The Commission's Web site address is http://www.sec.gov.

         The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as it may determine to furnish or as may be required by law.

         The Company has filed with the Commission a Registration Statement on Form S-3 (referred to herein, together with all exhibits, as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all information set forth in the Registration Statement. Certain parts of the Registration Statement have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which can be inspected at the public reference rooms at the offices of the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibit to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to:

                            Aurora Electronics, Inc.
                          9477 Waples Drive, Suite 150
                           San Diego, California 92121
                                 (619) 552-1213
                            Attn: Deborah A. Nicholls

         The Company's (i) Annual Report on Form 10-K, as amended, which contains audited financial statements for the fiscal year ended September 30, 1996, (ii) all reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the Form 10-K, and (iii) a description of the Common Stock contained in the Company's registration statement on Form 8-A, including any amendment or reports filed for the purpose of updating such description, are hereby incorporated by reference into this Prospectus.

        All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering relating to this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement incorporated or deemed to be incorporated by reference herein will be deemed to be modified, replaced, or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   THE COMPANY

         Aurora Electronics, Inc. ("Aurora" or the "Company") provides spare parts distribution and electronics recycling services to major personal computer manufacturers and computer service organizations. Aurora operates worldwide through its wholly-owned subsidiary, Aurora Electronics Group, Inc. ("AEG") with facilities in the United States, Canada, and Europe. AEG distributes new and refurbished computer spare parts, primarily to the field service departments of computer OEMs, third-party maintenance and multivendor service organizations ("TPMOs" and "MVSOs"), computer resellers and dealers, and large corporate self-maintainers. AEG distributes spare parts from over 500 manufacturers, with particular emphasis on products from Apple Computer, AT&T, AST Computer, Compaq, Dell Computer, Digital Equipment Corporation, IBM, and Toshiba. In addition, AEG provides a broad range of materials management services, such as repair and repair logistics, advance exchange, returned materials management, inventory management, and electronic materials recycling and remarketing.

         In March 1996, the Company completed its comprehensive plan to recapitalize the Company (the "Recapitalization"). The Recapitalization included: (1) a tender offer pursuant to which the Company repurchase approximately 4,268,000 shares of common stock at $2.875 per share; (2) the Company's sale of $40 million of convertible preferred stock, $.01 par value per share (the "Preferred Stock"), and $10 million in subordinated debt (with approximately 607,000 shares of common stock attached) to Welsh, Carson, Anderson & Stowe ("WCAS") and certain other purchasers; (3) establishment of a new $35 million senior credit facility with The Chase Manhattan Bank (formerly Chemical Bank, N.A.) (the "Credit Agreement"); (4) the repayment in full of AEG's existing senior bank indebtedness of approximately $26 million; and (5) the redemption of the Company's 9-1/4% Senior Subordinated Notes (approximately $9.3 million). The Preferred Stock is convertible into common stock at the ratio of $2.125 per share and votes on an as-converted basis. As a result, WCAS and its affiliates control about 76.4% of the voting power of the Company.

         The Company is a Delaware corporation formed, as it exists today, in December 1992. The Company's principle executive offices are located at 9477 Waples Drive, Suite 150, San Diego, California 92121, and its telephone number is (619) 552-1213.

                                  RISK FACTORS

         A discussion of "Risk Factors" relating to the Company is located in the Company's Annual Report on Form 10-K under the caption "Outlook and Uncertainties", which is incorporated by reference in this Prospectus.

                              SELLING STOCKHOLDERS

         The Selling Stockholders have informed the Company that they reasonably expect to sell the number of shares of Common Stock set forth in the following table within eighteen months after the date of this prospectus. The table below sets forth information with respect to the beneficial ownership of the Company's Common Stock by each Selling Stockholder immediately prior to this offering and as adjusted to reflect the sale of shares of Common Stock pursuant to the offering. All information with respect to the beneficial ownership has been furnished by the respective Selling Stockholder:

                                    Beneficial Ownership             Beneficial Ownership
                                      Prior to Offering                After Offering(1)
                            ------------------------------------    -----------------------
                            Number of    Percent of    Shares to    Number of    Percent of
Name of Beneficial Owner     Shares        Class        be Sold      Shares        Class
------------------------    ---------    ----------    ---------    ---------    ----------
Thomas M. Peck               108,153        1.8%        108,153        -0-           -0-
Anthony Duca                 103,451        1.7%        103,451        -0-           -0-
David and Adrienne Peck       23,512        0.0%         23,512        -0-           -0-

---------------
(1) Assumes all the shares of Common Stock that may be offered are sold.

                              PLAN OF DISTRIBUTION

        The sale of the Common Stock offered hereby may be effected from time to time directly, or by one or more broker-dealers or agents, in one or more transactions (which may involve crosses and block transactions) on the American Stock Exchange, in negotiated transactions, or through a combination of such methods of distribution, at prices related to prevailing market prices or at negotiated prices.

        In the event one or more broker-dealers or agents agree to sell the Common Stock, they may do so by purchasing the Common Stock as principals or by selling the Common Stock as agent for the Selling Stockholders. Any such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders or the purchasers of the shares of Common Stock for which such broker-dealer may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

        Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Common Stock may not simultaneously engage in market-making activities with respect to the Company's Common Stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 10b-6.

        In order to comply with certain states' securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Stock may not be sold unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                                 USE OF PROCEEDS

        The Company will not receive any proceeds from the offering.

                                  LEGAL MATTERS

        The validity of the Common Stock offered hereby will be passed upon for the Company by Hughes & Luce, L.L.P., Dallas, Texas.

                                     EXPERTS

        The financial statements and schedule of the Company included in the Annual Report on Form 10-K referred to under "Documents Incorporated by Reference" have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                 INDEMNIFICATION

        Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify directors, officers and controlling persons of the corporation who are parties to or are threatened to be made parties to actions, suits, or proceedings, whether civil, criminal, administrative, or investigative, by reason of such status. The Company's Certificate of Incorporation provides that the Company shall indemnify directors, officers, and employees to the full extent permitted by Section 145, and the Company's bylaws similarly provide for such indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company under Delaware law, the Company's Certificate of Incorporation or bylaws, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     PART II

Item 14. Other Expenses of Issuance and Distribution.

         Registration fee                                            $  116*
         Accounting fees and expenses                                   500*
         Legal fees and expenses                                      1,000*
         Blue Sky fees and expenses (including counsel fees)              0*
         Miscellaneous expenses                                         384*
                                                                     ------
               Total                                                 $2,000

---------------
*  Estimated

All of the above expenses will be paid by the Company.

Item 15. Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation provides that the Company shall indemnify any director, officer, or employee, or former director, officer, or employee, of the Company, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement to the fullest extent permitted by Section 145 of the General Delaware Corporation Law (the "GDCL"). GDCL
Section 145 provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, agent, or employee of the Company or who serves or served at the Company's request as a director, officer, agent, employee, partner, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit, or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company or corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Company, unless the court believes that in light of all the circumstances indemnification should apply.

         The Company's Bylaws further provide that a determination of the minimum standard required for indemnification may be made by either (a) a majority of the directors of the Company (whether or not a quorum) who were not parties to the action, (b) independent legal counsel in a written opinion, or
(c) the Company's stockholders. The Company may advance expenses to the potential indemnitee only if the Company's Board of Directors so authorizes and if the potential indemnitee undertakes in writing to repay the expenses if it is subsequently determined that he is not entitled to indemnification. The indemnification provisions contained in the Company's Certificate of Incorporation and Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 16. Exhibits.

        The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-7 of this Registration Statement, which Index is incorporated herein by reference.

Item 17. Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section
                 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events
                 arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                         (iii) To include any material information with respect
                 to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 26, 1997.

                                        AURORA ELECTRONICS, INC.



                                        By:  /s/ Jim C. Cowart
                                             ----------------------------------
                                             Jim C. Cowart
                                             Chairman of the Board
                                             and Chief Executive Officer



                                        By:  /s/ Eric Augusta
                                             ----------------------------------
                                             Eric Augusta
                                             Vice President Finance

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Jim C. Cowart his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                                Date
        ---------                                                ----
/s/ Jim C. Cowart                                            June 26, 1997
---------------------------------------
Jim C. Cowart
Chairman of the Board and
Chief Executive Officer


/s/ David A. Lahar                                           June 26, 1997
---------------------------------------
David A. Lahar, Director


/s/ Thomas E. McInerney                                      June 26, 1997
---------------------------------------
Thomas E. McInerney, Director


/s/ Richard H. Stowe                                         June 26, 1997
---------------------------------------
Richard H. Stowe, Director


/s/ William H. Watkins, Jr.                                  June 26, 1997
---------------------------------------
William H. Watkins, Jr., Director


/s/ Harvey B. Cash                                           June 26, 1997
---------------------------------------
Harvey B. Cash, Director

                                INDEX TO EXHIBITS

     Exhibit
     Number                    Description of Exhibits
     ------                    -----------------------
      2.1*       Agreement and Plan of Merger dated March 31, 1997 by and among
                 Aurora Electronics, Inc., Aurora Electronics Group, Inc.,
                 MicroLine, Inc., and the stockholders of MicroLine, Inc.
      5.1*       Opinion of Hughes & Luce, L.L.P.
     23.1*       Consent of Hughes & Luce, L.L.P. (included in Exhibit 5.1)
     23.2*       Consent of Arthur Andersen LLP
     24.1*       Power of Attorney (included in Part II of this Registration
                 Statement)

---------------
*  Filed Herewith.